                                                                     EXHIBIT 3.1
                                                                     -----------




                        CERTIFICATE OF DETERMINATION OF

              RIGHTS, PREFERENCES, PRIVILEGES AND RESTRICTIONS OF

                    SERIES B CONVERTIBLE PREFERRED STOCK OF

                           DIGITAL SOUND CORPORATION
                           -------------------------


RESOLVED, that the Board of Directors does hereby provide, pursuant to Article III, Section 2 of the Ninth Amended and Restated Articles of Incorporation of the Company and Section 401 of the General Corporation Law of the State of California, for the authorization and issuance of a series of Convertible Preferred Stock of the Company to be known as the Series B Convertible Preferred Stock of the Company, which series shall consist of 3,373,334 shares and shall have the rights, preferences, privileges and restrictions as follows:

          Section 1.  Definitions.  For purposes of this Certificate of
                      -----------
Determination, the following definitions shall apply:

          a.  "Additional Stock" shall mean any shares of Common Stock issued
               ----------------
(or deemed to have been issued pursuant to Section 5 (h)(v)) by the Company at any time or from time to time after the filing of this Certificate of Determination, other than shares of Common Stock issued or issuable: (i) upon conversion of shares of the Series B Convertible Preferred Stock; (ii) to employees, consultants, officers or directors of this corporation pursuant to a stock option plan, restricted stock option plan or other stock or employee incentive plan approved by the Board; (iii) as a dividend or distribution on the Series B Convertible Preferred Stock; or (iv) pursuant to a merger, consolidation, recapitalization, reorganization or similar transaction, which is not intended to raise capital and which is approved by the Board.

          b.   "Affiliate" of a person shall have the meaning specified in Rule
                ---------
405 promulgated under the Securities Act of 1933, as amended.

          c.   "Board" shall mean the Board of Directors of the Company.
                -----

          d.   "Company" shall mean this corporation.
                -------

          e.   "Common Stock" shall mean the Common Stock of the Company.
                ------------

          f.   "Common Stock's Fair Market Value" shall mean for any day the
                --------------------------------
last reported sale price regular way of the shares of Common Stock or, in case no such reported sale price takes place on such day, the average of the closing bid and asked quotations for such day, in either case on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading, or if they are not listed or admitted to trading on any
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national securities exchange, on the National Market System ("NMS") of the
                                                              ---
National Association of Securities Dealers, Inc. ("NASD") or, if they are not
                                                   ----
authorized for quotation on the NMS, on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") or, if the shares of Common Stock
                                     ------
are not authorized for quotation on Nasdaq, the closing bid and asked prices as furnished by two members of the NASD selected from time to time by the Company for that purpose, or if no such prices are available, the fair market value of such shares, as determined in good faith by the Board as of the applicable date.

          g.  "Dividend Rate" shall mean the rate at which cash dividends are
               -------------
declared by the Board from time to time with respect to each share of Common Stock.

          h.  "Original Issue Price" shall mean $7.50 per share.
               --------------------

          i.  "Series B Convertible Preferred Stock" shall mean the Series B
               ------------------------------------
Convertible Preferred Stock.

          j.  "Subsidiary" shall mean any corporation at least fifty percent
               ----------
(50%) of the outstanding voting stock of which is at the time owned directly or indirectly by the Company or by one or more of such subsidiary corporations.

          Section 2.  Dividends.  The holders of the then outstanding Series B
                      ---------
Convertible Preferred Stock shall be entitled to receive in cash, when, if and as declared by the Board, out of any funds legally available therefor, dividends at the applicable Dividend Rate for each share of Common Stock into which the Series B Convertible Preferred Stock is then convertible concurrently with the payment of any cash dividends with respect to the Common Stock in any given fiscal year of the Company. Dividends on the Series B Convertible Preferred Stock shall not be mandatory or cumulative and no rights shall accrue to the holders of Series B Convertible Preferred Stock in the event that the Company shall fail to declare dividends on the Series B Convertible Preferred Stock in respect of that or any previous fiscal year whether or not the earnings of the Company in that or any previous fiscal year were sufficient to pay cash dividends.

          Section 3.  Liquidation Rights of Series B Convertible Preferred
                      ----------------------------------------------------
Stock.
------

          a.  Preference.  In the event of any liquidation, dissolution or
              ----------
winding up of the Company, whether voluntary or involuntary, the holders of the Series B Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, an amount equal to $7.50 per share plus an amount equal to all accrued and unpaid dividends thereon (the "Preferential
                                                               ------------
Amount").  If the assets to be distributed are insufficient to pay in full such
------
Preferential Amount and all amounts payable in respect of any other shares of preferred stock of the Company that rank pari passu with the Series B Convertible Preferred Stock as to payment (the "Preferred Stock Preferential
                                                ----------------------------
Amount", the assets available for distribution shall be distributed to the
------
holders of the Series B Convertible Preferred Stock and

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any such other preferred stock of the Company pro rata in proportion to the full amounts to which they would otherwise be respectively entitled.

          b.  Remaining Assets.  After the payment or distribution to the
              ----------------
holders of the Series B Convertible Preferred Stock and any such other preferred stock of the Company of the full Preferred Stock Preferential Amount aforesaid, the holders of the Common Stock then outstanding shall be entitled to receive ratably all remaining assets of the Company to be distributed.

          c.  Reorganization.  A consolidation or merger of the Company with or
              --------------
into any other corporation or corporations in which the holders of the Company's outstanding shares before the consolidation or merger do not retain a majority of the voting power in the surviving corporation or a sale or other disposition of all or substantially all of the assets of the Company shall be deemed a liquidation, dissolution, or winding up of the Company as those terms are used in this Section 3.

          d.  Consent to Certain Transactions.  Each holder of shares of Series
              -------------------------------
B Convertible Preferred Stock shall, by virtue of its acceptance of a stock certificate evidencing Series B Convertible Preferred Stock, be treated as having consented, for purposes of Sections 502, 503 and 506 of the California Corporations Code, to distributions made by the Company for the repurchase of shares of Common Stock from directors or employees of or consultants or advisers to the Company or any Subsidiary upon the termination of employment by or service to the Company or any Subsidiary or otherwise.

          Section 4.  Voting Rights.
                      -------------

          a.  Series B Convertible Preferred Stock.  Each holder of shares of
              ------------------------------------
Series B Convertible Preferred Stock shall be entitled to vote on all matters to come before the shareholders and shall be entitled to a number of votes equal to the number of shares of Common Stock into which such shares of Series B Convertible Preferred Stock could be converted pursuant to the provisions of
Section 5 hereof at the record date for the determination of the shareholders entitled to vote on such matters, or if no such record date is established, at the date such vote is taken.

          b.  Common Stock.  Each holder of shares of Common Stock shall be
              ------------
entitled to one vote for each share thereof held. Except as otherwise expressly provided herein or as required by law, the holders of Series B Convertible Preferred Stock and the holders of Common Stock shall vote together and not as separate classes.

          Section 5.  Conversion.
                      ----------

          a.  Right to Convert.  Each share of Series B Convertible Preferred
              ----------------
Stock shall be convertible, at any time or from time to time at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock without payment of any additional consideration.

          b.  Conversion Price.  Each share of Series B Convertible Preferred
              ----------------
Stock shall be convertible into the number of shares of Common Stock which results from dividing the conversion price of the Series B Convertible Preferred Stock that is in effect at the time of conversion (the "Conversion Price") into the Original Issue Price for such Series B Convertible Preferred Stock. As of the filing of this Certificate of Determination, the initial Conversion Price for the Series B Convertible Preferred Stock shall be equal to one-tenth (1/10th) of the Original Issue Price. The Conversion Price shall be subject to adjustment from time to time as provided below.

          c.  Mechanics of Conversion.  Each holder of Series B Convertible
              -----------------------
Preferred Stock who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or any transfer agent for the Series B Convertible Preferred Stock or Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Series B Convertible Preferred Stock being converted. Thereupon the Company shall promptly, but in no event more than two (2) days after receipt of such notice, issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash any declared and unpaid dividends on the shares of Series B Convertible Preferred Stock being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate representing the shares of Series B Convertible Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date. If a surrender for conversion occurs after the record date fixed by the Company for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, but prior to the issuance of such additional shares, the Conversion Price shall, subject to such issue, be recomputed in accordance with subsection (e) of this Section 5.

          d.  Adjustment for Stock Splits and Combinations.  If the Company at
              --------------------------------------------
any time or from time to time after the filing of this Certificate of Determination effects a subdivision of the outstanding Common Stock, the Conversion Price for the Series B Convertible Preferred Stock in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the filing of this Certificate of Determination combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price for the Series B Convertible Preferred Stock in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection (d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          e.  Adjustment for Common Stock Dividends.  If the Company at any time
              -------------------------------------
or from time to time after the filing of this Certificate of Determination makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the applicable Conversion Price for the Series B Convertible Preferred Stock that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the applicable Conversion Price then in effect for the Series B Convertible Preferred Stock by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Conversion Price for the Series B Convertible Preferred Stock shall be recomputed accordingly as of the close of business on such record date and thereafter the applicable Conversion Price for the Series B Convertible Preferred Stock shall be adjusted pursuant to this subsection (e) to reflect the actual payment of such dividend or distribution.

          f.  Adjustment for Other Dividends and Distributions.  If the Company
              ------------------------------------------------
at any time or from time to time after the filing of this Certificate of Determination makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series B Convertible Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Series B Convertible Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series B Convertible Preferred Stock or with respect to such other securities by their terms.

          g.  Adjustment for Reclassification, Exchange and Substitution.  If at
              ----------------------------------------------------------
any time or from time to time after the filing of this Certificate of Determination the Common Stock issuable upon the conversion of the Series B Convertible Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 5) in any such event each holder of the Series B Convertible Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of the Series B Convertible Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

          h.  Conversion Price Adjustments of Series B Convertible Preferred
              --------------------------------------------------------------
Stock.  The Conversion Price of the Series B Convertible Preferred Stock shall
-----
be subject to adjustment from time to time as follows:

          (i) If the Company at any time or from time to time after the filing of this Certificate of Determination issues or sells, or is deemed by the express provisions of this subsection (h) to have issued or sold, any Additional Stock for consideration per share which is less than the Conversion Price for the Series B Convertible Preferred Stock in effect immediately prior to such issuance, the then existing Conversion Price for the Series B Convertible Preferred Stock shall be forthwith reduced to the per share price received or deemed received by the Company upon such issuance or sale, or deemed issuance or sale, of such Additional Stock; provided, however, that no adjustment shall be made pursuant to this subsection (h) and this subsection (h) shall not apply, if an adjustment would otherwise be called for pursuant to any of subsections (d),
(e), (f), (g) or (i). Any adjustment to the Conversion Price for the Series B Convertible Preferred Stock pursuant to the preceding sentence shall be effective as of the opening of business on the date of the issuance or sale, or deemed issuance or sale, of such Additional Stock by the Company. Whenever the Company issues or sells, or is deemed to issue or sell, any Additional Stock, the per share fair market value of the Additional Stock as of the date of such issuance or sale, or deemed issuance or sale, shall be determined in good faith by the Company's Board.

          (ii) No adjustment of the Conversion Price for the Series B Convertible Preferred Stock pursuant to this subsection (h) shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment. Except to the limited extent provided for in subsections (h)(v)(C) and (D), no adjustment of such Conversion Price pursuant to this subsection (h) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

          (iii) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any underwriters' or brokers' discounts, or commissions allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

          (iv) In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined in good faith by the Board.

          (v) Solely for the purpose of calculating the amount of any adjustment which is required, in the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (which are not excluded from the definition of Additional Stock), the following provisions shall apply for all purposes of this subsection (h):

                    A. The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections
          (h)(iii) and (iv)), if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

                    B. The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections (h)(iii) and (iv)).

                    C. In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to the Company upon exercise of such options or rights or upon conversion or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the applicable Conversion Price of the Series B Convertible Preferred Stock to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                    D. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the applicable Conversion Price of the Series B Convertible Preferred Stock to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                    E. The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections
          (h)(v)(A) and (B) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsections (h)(v)(C) or (D).


          i.  Reorganizations, Mergers, Consolidations or Sales of Assets.  If
              -----------------------------------------------------------
at any time or from time to time after the filing of this Certificate of Determination there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Company into or with another corporation, or the sale of all or substantially all the Company's properties and assets to any other person, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series B Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Convertible Preferred Stock the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series B Convertible Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect for the Series B Convertible Preferred Stock and the number of shares purchasable upon conversion of the Series B Convertible Preferred Stock) shall be applicable after that event and be as nearly equivalent as practicable.

          j.  Accountants' Certificate of Adjustment.  In each case of an
              --------------------------------------
adjustment or readjustment of the Conversion Price and the number of shares of Common Stock or other securities issuable upon conversion of the Series B Convertible Preferred Stock, the Company, at its expense, shall cause independent public accountants of recognized standing selected by the Company (who may be the independent public accountants then auditing the books of the Company) to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series B Convertible Preferred Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (1) the Conversion Price at the time in effect, (2) the number of additional shares of Common Stock and (3) the type and amount, if any, of other property which at the time would be received upon conversion of the Series B Convertible Preferred Stock.

          k.  Notices of Record Date.  Upon (i) any taking by the Company of a
              ----------------------
record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company with or into any other corporation, or any transfer of all or substantially all the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series B Convertible Preferred Stock at least twenty (20) days prior to the record date specified therein a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed as to when the holders of record of Common Stock or Series B Convertible Preferred Stock (or other securities) shall be entitled to exchange their shares of Common Stock or Series B Convertible Preferred Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

          l.  Automatic Conversion.
              --------------------

          (1) Each share of Series B Convertible Preferred Stock shall automatically be converted into shares of Common Stock based on the then-effective Conversion Price for such share of Series B Convertible Preferred Stock immediately upon any event that would cause the Series B Convertible Preferred Stock to be required to be registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, or any successor provision thereto.

          (2) Each share of the Series B Convertible Preferred Stock shall automatically be converted into shares of Common Stock based on the then-effective Conversion Price upon the filing with the Secretary of the Company of the written approval of the holders of more than fifty percent of the outstanding shares of the Series B Convertible Preferred Stock.

          (3) Upon the occurrence of the events specified in paragraphs (1) or
(2) above, the outstanding shares of Series B Convertible Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series B Convertible Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series B Convertible Preferred Stock, the holders of Series B Convertible Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series B Convertible Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series B Convertible Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and the Company shall promptly pay in cash or, at the option of the Company, Common Stock (taken at the Common Stock's Fair Market Value as of the date of such conversion), or, at the option of the Company, a combination, all declared and unpaid dividends on the shares of Series B Convertible Preferred Stock being converted to and including the date of such conversion.

          m.  Fractional Shares.  No fractional shares of Common Stock shall be
              -----------------
issued upon conversion of Series B Convertible Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the Common Stock's Fair Market Value on the date of conversion.

          n.  Reservation of Stock Issuable Upon Conversion.  The Company shall
              ---------------------------------------------
at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Convertible Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          o.  Notices.  Any notice required by the provisions of this Section 5
              -------
to be given to holders of shares of the Series B Convertible Preferred Stock shall be deemed given upon the earlier of actual receipt or seventy-two (72) hours after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at the address of such holder appearing on the books of the Company.

          p.  Payment of Taxes.  The Company will pay all taxes (other than
              ----------------
taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series B Convertible Preferred Stock, including without limitation any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series B Convertible Preferred Stock so converted were registered.

          q.  No Dilution or Impairment.  The Company shall not amend its Ninth
              -------------------------
Amended and Restated Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series B Convertible Preferred Stock against dilution or other impairment.

          r.  Cancellation of Series B Convertible Preferred Stock on
              -------------------------------------------------------
Conversion. All certificates of the Series B Convertible Preferred Stock surrendered for conversion or otherwise retired shall be appropriately cancelled on the books of the Company, and the shares so converted or otherwise retired represented by such certificates shall not be reissuable as shares of the Series B Convertible Preferred Stock so converted, but shall instead be restored to the status of authorized but unissued Preferred Stock of the Company, undesignated as to the series and subject to designation by the Board of Directors of the Company pursuant to Article III, Section 2 of the Ninth Amended and Restated Articles of Incorporation.